INNOVA ROBOTICS & AUTOMATION APPOINTS NEW TRANSFER AGENT

Fort Myers, FL, April 26, 2007 - Innova Robotics & Automation, Inc. (INRA.OB), a robotics technology firm, announced today that it has appointed Worldwide Stock Transfer, LLC as its transfer agent and registrar, effective immediately.

Shareholders may reach Worldwide Stock Transfer, LLC at:

Address:
885 Queen Anne Road
Teaneck, NJ 07666
Phone: (201) 357-8650
Fax: (201) 357-8648
E-mail: info@wwstr.com
Web site: www.wwstr.com

About Innova Robotics & Automation, Inc.
Fort Myers, Fla.-based Innova Robotics & Automation (INRA.OB), pioneers innovative control and communication solutions that make robotics and automated systems more productive, powerful and profitable for customers in the telecommunications, manufacturing, aerospace, research, and service industries.  The company is chartered to continue expanding its growing suite of technologies through acquisitions and organic growth.  Innova operates through four subsidiaries, Robotic Workspace Technologies (RWT), CoroWare Technologies, Innova Robotics, and Altronics Service which offer convergent technology and expertise that bridge robots, facilities and business systems for greater functionality and ROA. Visit Innova online at www.innovaroboticsautomation.com.

Contacts:

Press:

Jennifer Gery
Brainerd Communicators, Inc.
212-986-6667
gery@braincomm.com

Or:

Sandra L. Brooks
INCOMM International Inc.
Tel: (904) 636-5085
7825 Baymeadows Way, Suite 101-A
Jacksonville, FL 32256
Email: slbrooks@incomminternational.com
URL: www.incomminternational.com

Investors:

Todd St.Onge
Brainerd Communicators, Inc.
212-986-6667
stonge@braincomm.com